UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2022
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-8777	95-1613718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2027 Harpers Way, Torrance, California 90501
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (310) 533-0474
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on June 28, 2022. A total of 16,102,023 shares of common stock were entitled to vote, of which 11,331,876 shares were present in person or by proxy at the Annual Meeting. Three items of business were acted upon by the stockholders at the Annual Meeting. The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below:

    1.    Stockholders elected Douglas A. Virtue, the Company’s nominee for Class III director, for a term expiring at the 2025 Annual Meeting of Stockholders, with the number of votes cast for and withheld and broker non-votes set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Douglas A. Virtue	9,678,244	107,607	1,546,025

    2.    Stockholders elected Donald R. Rudkin, the Company’s nominee for Class III director, for a term expiring at the 2025 Annual Meeting of Stockholders, with the number of votes cast for and withheld and broker non-votes set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Donald R. Rudkin	3,241,409	6,544,442	1,546,025

    3.    Stockholders failed to approve the proposed amendment to the Company’s 2019 Omnibus Equity Incentive Plan to authorize an additional 1,000,000 shares of common stock for issuance under the Plan with the number of votes cast for, against, abstain and broker non-votes set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
2,971,854	6,804,722	9,275	1,546,025

    4.     Stockholders failed to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023, with the number of votes cast for, against and abstain set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
4,433,275	5,363,051	1,535,550	---

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION

Date: June 29, 2022	By:	/s/ Robert A. Virtue
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors